Espey Declares Special Cash Dividend of $1.00 Per Share and Regular Cash Dividend of $0.225 Per Share

Saratoga Springs, NY; November 21, 2011 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE-Amex: ESP) has declared a special cash dividend of $1.00 per share.  This special dividend is in addition to a regular quarterly dividend of $0.225 of common stock per share.  The dividends will be payable on December 22, 2011 to all shareholders of record on December 2, 2011.

Espey’s primary business is the development, design, and production of specialized military and industrial power supplies/electronic equipment.  The Company’s web site can be found on the Internet at www.espey.com.
For further information, contact Mr. David O'Neil or Mr. Mark St. Pierre at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements represent the Company's current expectations or beliefs concerning future events.  The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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